Exhibit 3.469
CERTIFICATE OF LIMITED PARTNERSHIP
OF

ELLIS COUNTY LANDFILL TX, l p
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “Ellis County Landfill tx, l p”
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Ellis County Landfill TX, L P as of June 6, 1997.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, General Partner
By:	/s/ Steven M. Helm
Its V.P. Legal
Steven M. Helm

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 06/06/1997
971187205 – 2760050
ELLIS COUNTY LANDFILL TX, L L C
15880 N. Greenway-Hayden Loop, Suite #100
Scottsdale, Arizona 85260
Delaware Secretary of State
P.O. Box 898
Dover, Delaware 19903

Re:	Consent to Use Name
To Whom It May Concern:
     The undersigned hereby authorizes use of the name “Ellis County Landfill TX, LP” with regard to the formation of Ellis County Landfill TX, LP, a Delaware limited partnership.

Very truly yours,

ELLIS COUNTY LANDFILL TX, LLC

By: Allied Waste North America, Inc.,
a Delaware corporation, Member

By:	/s/ Steven M. Helm
Steven M. Helm, Vice President-Legal

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:38 PM 11/22/2006
FILED 04:28 PM 11/22/2006
SRV 061074983 – 2760050 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does herby certify as follows:
FIRST: The name of the Limited Partnership is Ellis County Landfill TX, LP.
SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of the general partner(s) is as follows:

Name	Mailing Address
Allied Waste Landfill Holdings, Inc.	18500 North Allied Way
Phoenix, Arizona 85054
THIRD: Article IV of the Certificate of Limited Partnership shall be added as follows:
The name and mailing address of the Limited Partnership is as follows:

Name	Mailing Address
Ellis County Landfill TX, LP	18500 North Allied Way Phoenix, Arizona 85054
IN WITNESS WHEREOF, the undersigned executed this Amendment to the certificate of Limited Partnership on this 17th day of November, A.D. 2006.

/s/ : Ryan N. Kenigsberg
Ryan N. Kenigsberg, Vice President

By: Allied Waste Landfill Holdings, Inc., its General Partner